AMENDMENT
TO THE
REVLON PENSION EQUALIZATION PLAN
WHEREAS, Revlon Consumer Products Corporation (the “Company”) sponsors the Revlon Pension Equalization Plan (as amended, the “Plan”);
WHEREAS, the Company has reserved the right to amend the Plan; and
WHEREAS, in connection with the cessation of benefit accruals and service credits of the Revlon Employees’ Retirement Plan, effective December 31, 2009 (the “Effective Date”) the Company now desires to amend the Plan to cease benefit accruals, service credits and new participation.
NOW, THEREFORE, the Plan is amended, effective as of the Effective Date, as follows:
1.	A new Article XII is hereby inserted into the Plan to read as follows:
“XII. Cessation of Plan Benefit Accruals, Service Credits and New Participation Effective December 31, 2009

Effective December 31, 2009 (the “Cessation Date”), benefit accruals, service credits and new participation under the Pension Plan shall cease. Each benefit to which a Participant is entitled to under this Plan shall be calculated by reference to his or her Pension Plan benefit as of the Cessation Date, except to the extent that certain interest credits continue to accrue pursuant to Section 26.2.3 of the Pension Plan (which interest credits shall continue to accrue under the Pension Plan). Notwithstanding any provision of this Plan to the contrary, effective for calendar years commencing after December 31, 2009, no additional benefits shall accrue under this Plan (other than such interest credits which shall continue to accrue under this Plan) and the amount of the benefits otherwise payable under this Plan shall be determined as if each Participant had terminated employment with the Company on December 31, 2009, or their actual termination date if earlier.

No employee who is not a Participant as of the Cessation Date shall be admitted to participation in the Plan from and after the Cessation Date.”
2.	Except as amended hereby, the Plan remains in full force and effect, enforceable in accordance with its terms. The Plan and this Amendment shall be read, taken and construed as one and the same instrument.

3.	This Amendment may be executed in any number of counterparts (whether facsimile or original), each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.
IN WITNESS WHEREOF, the undersigned has executed this Amendment to the Plan as of the date set forth below.

REVLON CONSUMER PRODUCTS CORPORATION

By:	/s/ Robert K. Kretzman
Robert K. Kretzman
Executive Vice President, Human Resources, Chief Legal Officer and General Counsel As of May 28, 2009